Exhibit 10.24

AMENDED AND RESTATED SECURITY AGREEMENT
(Deposit Accounts - Specific)

January 11, 2018

1. Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, COMSCORE, INC., a Delaware corporation (“Pledgor”), hereby irrevocably and unconditionally grants a security interest in, and a right to set off against, any and all right, title and interest of Pledgor in and to the Deposit Account to Bank of America, N.A. (“BANA”) and to Bank of America Corporation and its
subsidiaries and affiliates (BANA and all such secured parties, collectively, the “Bank”).

2. Defined Terms.

(a) “Agreement” means this Amended and Restated Security Agreement (Deposit Accounts - Specific).

(b) “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

(c) “Deposit Account” means the deposit account maintained by Pledgor with Bank of America with account number 435029044052 and any renewals or rollovers thereof, any proceeds thereof, and any general intangibles, financial assets, securities entitlements, investment property and choses in action arising therefrom or related thereto. The principal balance of the Deposit Account as of the date of this Agreement shall be at least $5,225,000.

(d) “Obligations” means:

(i) all debts, obligations or liabilities to Bank arising or in connection with any letter of credit issued by Bank for the account, or at the request of Pledgor or any of its subsidiaries, including, without limitation, the letters of credit identified on Schedule 1 hereto (collectively, the “Letters of Credit” and each a “Letter of Credit”), and all reimbursement, indemnity or similar agreements given by Pledgor to Bank in connection therewith (including all renewals, increases, extensions, restatements and replacements thereof and amendments and modifications of any of the foregoing);

(ii) any and all advances, debts, obligations and liabilities of Pledgor or any of its subsidiaries to Bank, previously, now or later made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, arising under any swap, derivative, foreign exchange or hedge or other similar transaction or arrangement (“Swap”) and obligations of Pledgor or any of its subsidiaries to Bank under any deposit, treasury management or other similar transaction or arrangement (including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services, bank guaranties and other cash management services), whether the Pledgor or any subsidiary of the Pledgor may be liable individually or jointly with others, or whether recovery upon such obligations may be or later becomes unenforceable,

(iii) all obligations and liabilities of Pledgor to Bank under this Agreement; and

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(iv) all reasonable costs, attorneys’ fees and expenses incurred by Bank in connection with the collection or enforcement of any of the above; provided, “Obligations” secured by the Deposit Account shall not include obligations arising under any Swap to which it is not party if, and to the extent that, all or a portion of the guaranty by the Pledgor to the Bank of, or the grant by the Pledgor of a security interest to the Bank to secure, such Swap, would violate the Commodity Exchange Act (7 U.S.C., Sec. 1. et. seq.) by virtue of the Pledgor’s failure to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guaranty or grant of such security interest becomes effective with respect to such Swap.

3. No Other Security Interests. Pledgor hereby represents and warrants to Bank that it owns the Deposit Account free and clear of any and all liens, encumbrances, or interests of any third parties other than the security interest of the Bank.

4. Withdrawals; Renewals; Rollovers.

(a) If at any time after the date hereof, Pledgor receives written notice from the Bank that the aggregate amount of the funds in the Deposit Account is less than the aggregate amount of the Obligations, Pledgor shall promptly (and in any event within two (2) business days) deposit such additional funds in the Deposit Account necessary to remove such deficiency.

(b) Pledgor shall not withdraw funds from the Deposit Account without the Bank’s prior written consent. Pledgor agrees that, upon maturity of the Deposit Account (if any), the Deposit Account shall be renewed at the Bank’s then prevailing rate of interest for successive ninety (90) day periods (or such other time period as may be agreed by the Bank and Pledgor).

5. Certificates. Upon the Bank’s request, Pledgor shall, to the extent applicable, deliver any certificate evidencing the Deposit Account to the Bank, duly endorsed over to the Bank.

6. Letter of Credit Fees; Documentary and Processing Charges.

(a) Pledgor shall pay to BANA, in US dollars, a letter of credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to 2.50% per annum (or such other amount per annum that is separately agreed between the Bank and Pledgor for each Letter of Credit) times the daily amount available to be drawn under such Letter of Credit; provided, that upon the occurrence of any Event of Default, the Letter of Credit Fee for each Letter of Credit will at the option of the Bank be increased by 2.00% per annum, effective starting on the day the Bank provides notice of the increase to the Pledgor. The Letter of Credit Fee for each Letter of Credit shall be (i) due and payable on the first business day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the date such Letter of Credit expires or is cancelled and (ii) computed on a quarterly basis in arrears. For purposes of computing the daily amount available to be drawn under a Letter of Credit, if such Letter of Credit by its terms or the terms of the applicable letter of credit application or any other document related thereto provides for one or more automatic increases in the stated amount thereof, then the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

(b) Pledgor shall pay to Bank, in US dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

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7. Costs. All reasonable advances, charges, costs and expenses, including reasonable attorneys’ fees, incurred or paid by the Bank in exercising any right, power or remedy conferred by this Agreement or in the enforcement thereof (collectively, the “Collateral Costs”), shall become a part of the Obligations secured hereunder and shall be paid to the Bank by Pledgor immediately upon demand, with interest thereon if not paid within three (3) business days of demand at an annual rate equal to 2.00%. Such costs and attorneys’ fees shall include the allocated cost of in-house counsel to the extent permitted by law.

8. Financial Statements. The Pledgor shall deliver to the Bank, as soon as available, but in any event within forty-five days after the end of each fiscal quarter of the Pledgor (or with respect to the last fiscal quarter of any fiscal year of Pledgor, within sixty days after the end of such fiscal quarter), commencing with the fiscal quarter ending December 31, 2017, an internally prepared consolidated balance sheet of the Pledgor and its subsidiaries as of the end of such fiscal quarter and the related internally prepared consolidated statements of income or operations for such fiscal quarter and for the portion of the Pledgor’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity and cash flows for the portion of the Pledgor’s fiscal year then ended, all in reasonable detail and certified by the chief executive officer, chief financial officer, treasurer or controller of the Pledgor as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Pledgor and its subsidiaries for period of time covered thereby; provided, that, foregoing financial statements shall not be required for any fiscal quarter when the Pledgor has filed financial statements for such fiscal quarter with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934.

9. Events of Default. To the extent permitted by law, at the option of Bank without necessity of demand or notice, all or any part of the Obligations of Pledgor shall immediately become due and payable irrespective of any agreed maturity upon the happening of any of the following events (“Events of Default”); provided, however, that all Obligations of Pledgor automatically shall become immediately due and payable if a bankruptcy petition is filed by the Pledgor or an involuntary bankruptcy petition is filed against the Pledgor that is not dismissed within 60 days of filing: (a) failure to keep or perform any of the terms or provisions of this Agreement or the Obligations within 20 days of Pledgor receiving written notice from Bank of such failure; (b) default in the payment of principal, interest or fees with respect to any Obligations (if any) within three (3) business days when due; (c) the levy of any attachment, execution or other process against the Deposit Account; (d) the insolvency, commission of an act of bankruptcy, general assignment for the benefit of creditors, filing of any petition in bankruptcy or for relief under the provisions of the Bankruptcy Code by the Pledgor, or the filing of any petition in bankruptcy or for relief under the provisions of the Bankruptcy Code against the Pledgor that is not dismissed within 60 days of filing. Upon the happening of any of the foregoing specified events, any agreement for further financial accommodation by Bank shall terminate at its option.

10. Remedies. Upon the occurrence and continuation of any Event of Default, the Bank may exercise any right of setoff, without notice, against any funds in the Deposit Account and such funds will be applied in reduction of the Obligations in the order determined by the Bank.

11. Waivers. Pledgor waives any right to require Bank to (a) proceed against any person, (b) proceed against or exhaust any collateral, or (c) pursue any other remedy in Bank’s power; and waive any defense arising by reason of any disability or other defense of any other person, or by reason of the cessation from any cause whatsoever of the liability of any other person. Until the Obligations have been paid in full and the Letters of Credit have expired or been cancelled in accordance with the Bank’s requirements, Pledgor waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory or otherwise), including without limitation, any claim or right of subrogation under

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the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Agreement, and Pledgor waives any right to enforce any remedy which Bank now has or may hereafter have against any other person, and waives any benefit of, and any right to participate in, any security now or hereafter held by Bank.

12. Continuing Agreement. This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Bank as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Bank in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.

13. Continuing Powers. Until all Obligations shall have been paid in full all rights, powers and remedies granted to Bank hereunder shall continue to exist and may be exercised by Bank at the time specified hereunder irrespective of the fact that the Obligations or any part thereof may have become barred by any statute of limitations, or that the liability of the Pledgor may have ceased.

14. Other Rights. The rights, powers and remedies given to Bank by this Agreement shall be in addition to all rights, powers and remedies given to Bank by virtue of any statute or rule of law. Any forbearance or failure or delay by Bank in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of Bank shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Bank.

15. Release; Termination.

(a) Cash in the Deposit Account to secure the Obligations shall be released promptly following the determination by the Bank that the principal balance in the Deposit Account exceeds the amount of the Obligations; provided, however, the Pledgor and the Bank may agree that cash in the Deposit Account shall not be released but instead held to support future anticipated Obligations.

(b) This Agreement shall remain in full force and effect until (i) all Obligations have been paid in full (other than contingent indemnification obligations), all Letters of Credit have been terminated or expired and all commitments with respect to the Obligations have been terminated or (ii) this Agreement is terminated by Bank.

16. Successors in Interest. This Agreement shall be binding upon Pledgor, its successors and assigns and shall inure, together with the rights and remedies of the Bank hereunder, to the benefit of the Bank and its successors and permitted assigns.

17. Notices. All notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Agreement, or sent by facsimile to the fax numbers listed on the signature page, or sent by email to the email addresses listed on the signature page, or to such other addresses as the Bank and the Borrower may specify from time to time in writing. Notices and other communications shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, (ii) if telecopied or emailed, when transmitted (provided that if sent after 5:00 pm, such notice shall be deemed effective the next business day), or (iii) if hand-delivered, by courier or otherwise, when delivered.

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18. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

19. Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

20. Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. PLEDGOR HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE BANK OR ANY RELATED PARTY OF THE BANK IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATING HERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND PLEDGOR HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c) WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 17. NOTHING

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IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

21. Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

22. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

23. Entirety. This Agreement represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to this Agreement, any other documents relating to the Obligations, or the transactions contemplated herein and therein.

24. Other Security. To the extent that any of the Obligations are now or hereafter secured by property other than the Deposit Account (including, without limitation, real property and certain securities owned by Pledgor), or by a guarantee, endorsement or property of any other Person, then the Bank shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuance of any Event of Default, and the Bank shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Bank shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Obligations or any of the rights of the Bank under this Agreement or under any other document relating to the Obligations.

25. Amendment. No amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by BANA and Pledgor.

26. Amendment and Restatement. This Agreement is an amendment and restatement, in its entirety, of the Security Agreement (Deposit Accounts - Specific) entered into as of April 14, 2016, between Bank of America, N.A., as administrative agent and the Pledgor. Nothing in this Agreement shall be deemed to be a repayment or novation of the Obligations, or to release or otherwise adversely affect any lien, mortgage or security interest securing such Obligations or any rights of the Bank against any guarantor, surety or other party primarily or secondarily liable for such Obligations.

[SIGNATURE PAGES FOLLOW]

The parties executed this Amended and Restated Security Agreement (Deposit Accounts - Specific) as of the date first listed above intending to create an instrument executed under seal.

PLEDGOR:            COMSCORE, INC., a Delaware corporation
By: /S/ Gregory A. Fink
Name: Gregory A. Fink
Title: Chief Financial Officer and Treasurer

Address for notices:
comScore, Inc.
11950 Democracy Drive, Suite 600
Reston, VA 20190
Attention: General Counsel
Telephone: 703-438-2000
Facsimile: 703-234-2684
E-mail:dwerntz@comscore.com; with a copy to
awrightcomscore.com

BANA:                BANK OF AMERICA, N.A., a Delaware corporation
By: /S/ Mark A. Zirkle

Name: Mark A. Zirkle
Title: Senior Vice President

Address for notices:
Bank of America, N.A.
11810 Grand Park Avenue, Suite 700
North Bethesda, MD 20852
Attention: Michael D. Brannan
Telephone: 301-255-1219
Facsimile: 804-264-2387